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                                                                    EXHIBIT 5.01
                                                                    ------------

                       [Letterhead of McCarthy Tetrault]


July  31, 2000

Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
K1Z 8R7

Dear Sirs:

          Re: Registration Statement on Form S-8 of Corel Corporation (the "Company")

          We have examined the Registration Statement on Form S-8, relating to the Corel Corporation Stock Option Plan and the Corel Corporation Stock Option Plan 2000 (collectively, the "Plans") to be filed by the Company with the U.S. Securities and Exchange Commission on or about July 31, 2000, (the "Registration Statement"), in connection with the registration under the United States Securities Act of 1993, as amended, of 6,386,844 of the Company's Common Shares (and the associated rights under the Shareholder Rights Plan agreement, as amended and restated as of March 31, 1999, by and between the Company and the Montreal Trust Company of Canada, as Rights Agent) (the Common Shares together with such rights, the "Shares"). We have examined such corporate records, agreements and other instruments an documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

          Based upon the foregoing and having regard to legal considerations which we deemed relevant, we are of the opinion that up to 6,386,844 Shares to which the above-mentioned Registration Statement relates, and which will be issued by the Company, are duly authorized and, when issued by the Company upon the exercise of options granted in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto, and the Prospectus relating thereto.

                                       Yours very truly,

                                       /s/ McCarthy Tetrault